Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:	Ed Jaehne

Chief Strategy Officer

443-270-5300

KEYW Has Been Informed of the Sale of Shares Held by Corporate Office Properties and Updates KEYW’s Share Repurchase Program

Hanover, MD – March 22, 2012 – KEYW has been informed that the remaining shares of KEYW held by Corporate Office Properties, L.P., a subsidiary of Corporate Office Properties Trust (OFC) were sold on March 21, 2012.

“We would like to thank OFC for their initial investment in KEYW as a start-up entity almost four years ago and for their support as board member and investor since that time,” commented Leonard Moodispaw, President and CEO of KEYW.

As an update to investors on KEYW’s existing stock repurchase plan, the Company has repurchased 396,191 shares so far in 2012, including a portion of the shares purchased in this transaction. A total of 822,093 shares have been repurchased since the program began, at an average price of $7.33 per share. As previously disclosed, a total of 425,902 shares were repurchased in December 2011.

About KEYW

KEYW provides agile cyber superiority, cybersecurity, and geospatial intelligence solutions primarily for U.S. Government intelligence and defense customers. We create our solutions by combining our services and expertise with hardware, software, and proprietary technology to meet our customers' requirements. For more information contact KEYW Corporation, 1334 Ashton Road, Hanover, Maryland 21076; Phone 443-270-5300; Fax 443-270-5301; E-mail investors@keywcorp.com; or on the Web at www.keywcorp.com.

Forward-Looking Statements: Statements made in this press release that are not historical facts constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include but are not limited to statements about our future expectations, plans and prospects, and other statements containing the words “estimates,” “believes,” “anticipates,” “plans,” “expects,” “will,” “potential,” “opportunities”, and similar expressions, Our actual results, performance or achievements or industry results may differ materially from those expressed or implied in these forward-looking statements. These statements involve numerous risks and uncertainties, including but not limited to those risk factors set forth in our Annual Report on Form 10-K, dated and filed March 15, 2012 with the Securities and Exchange Commission (SEC as required under the Securities Act of 1934, and other filings that we make with the SEC from time to time. Due to such uncertainties and risks, readers are cautioned not to place undue reliance on such forward-looking statements. KEYW is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

# # # #